SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                    Securities and Exchange Act of 1934

             Date of Report (Date of earliest event reported)
                              August 31, 1995

                        BLUE DOLPHIN ENERGY COMPANY
          (Exact name of registrant as specified in its charter)

   Delaware                       0-15905             73-1268729
(State or other                (Commission          (IRS Employer
jurisdiction of                File Number)       Identification No.)
incorporation)

                            11 Greenway Plaza
                                Suite 1606
                             Houston, Texas           77046
            (Address of principal executive office) (Zip Code)


                             (713) 621-3993
          (Registrant's telephone number, including area code)

ITEM 5.        OTHER

See exhibit 28.6 Press Release of Blue Dolphin Energy Company dated August 31, 1995, announcing the sale of a one-third interest in the Blue Dolphin Pipeline System.



ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits - 28.6 Press Release of Blue Dolphin Energy Company
                     dated August 31, 1995.

                               SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                      BLUE DOLPHIN ENERGY COMPANY



                              By:  Michael J. Jacobson
                                   Michael J. Jacobson
                                   President and Chief Executive Officer


Dated:  August 31, 1995
                              Exhibit 28.6

                              PRESS RELEASE

FOR IMMEDIATE RELEASE                             August 31, 1995

Houston, Texas - Blue Dolphin Energy Company (NASDAQ Symbol: BDCO)


Blue Dolphin Energy Company is pleased to announce the sale of a one third interest in the Blue Dolphin Pipeline System to CoEnergy Offshore Pipeline & Processing Company, a subsidiary of MCN Corporation (NYSE:
MCN), Detroit, Michigan for $10,000,000, in an all cash transaction. The assets sold include 1/3 interests in the Company's Blue Dolphin pipeline, shore facilities, Freeport, Texas acreage, liquids pipeline and barge loading terminal on the intracoastal waterway.

Proceeds will be used for funding diversification and acquisition opportunities, debt retirement and general corporate purposes.

Blue Dolphin Energy Company is engaged in the exploration, acquisition, development, and operation of oil and gas properties and in oil and gas transportation and marketing. Questions should be directed to Michael
J. Jacobson, President, at the Company's offices in Houston, Texas,
(713) 621-3993.